UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 14, 2007

                             Del Laboratories, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                   1-5439                      13-1953103
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(State or Other Jurisdiction       (Commission                  (IRS Employer
of Incorporation)                  File Number)              Identification No.)

726 RexCorp Plaza, P. O. Box 9357, Uniondale, New York            11553-9357
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        (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code: (516) 844-2020


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 7.01 REGULATION FD DISCLOSURE

On February 12, 2007, Del Laboratories, Inc. (the "Company") announced plans to transfer the manufacturing activities currently performed at its plant in Canajoharie, New York (the "Canajoharie Plant") to independent, out-of-state contractors in North Carolina. The transfer, which will result in the termination of approximately 80 employees, will be conducted in phases beginning within 60 days, and is expected to be completed by June 1, 2007. The press release announcing this action is attached as an exhibit hereto.

As a result of the above action, the Company expects to record a first quarter pre-tax charge of approximately $0.6 million to $0.8 million, consisting primarily of severance and employee related charges, with cash payouts occurring throughout the balance of 2007. The Company anticipates utilizing the Canajoharie Plant for warehousing and office requirements at this time .

ITEM 9.01. EXHIBITS

(C) Exhibits

99.1  Press release dated February 12, 2007 issued by Del Laboratories, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            DEL LABORATORIES, INC.

                            By: /s/ Joseph Sinicropi
                            Joseph Sinicropi
                            Executive Vice President and Chief Financial Officer

Date: February 14, 2007